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Exhibit 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements of NCO Group, Inc. on Form S-8 (File No's. 333-42743, 333-62131, 333-73087, 333-83229 and 333-87493) and Form S-3 (File No. 333-86473 and
333-61748) of our report dated February 16, 2000, on our audits of the consolidated financial statements and the financial statement schedule of NCO Group, Inc. for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.



Philadelphia, Pennsylvania
March 19, 2002